EX-99.906CERT

CERTIFICATIONS

Seth M. Glickenhaus, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of The Empire Builder Tax Free Bond Fund (the “Registrant”), each certify to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2012 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

The Empire Builder Tax Free Bond Fund	The Empire Builder Tax Free Bond Fund

/s/ Seth M. Glickenhaus	/s/ Mark J. Seger
Seth M. Glickenhaus, Chairman and President	Mark J. Seger, Treasurer

Date: October 29, 2012	Date: October 29, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Empire Builder Tax Free Bond Fund and will be retained by The Empire Builder Tax Free Bond Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.